EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-24217, 333-50189, 333-59615, 333-59210, 333-71596, 333-118113, 333-130406 and 333-196274) and on Form S-3 (Nos. 33-63119, 333-45377, 33-38869, 333-46055, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-135816, 333-135962, 333-137093, 333-178284, 333-178413, 333-184878, 333-201264 and 333-208815) of our report dated March 8, 2016 relating to the consolidated financial statements and financial statement schedule of Vector Group Ltd. and subsidiaries (the “Company”) and of our report relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in the Annual Report on Form 10-K of Vector Group Ltd. and subsidiaries for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
March 8, 2016